Exhibit 1

                             JOINT FILING AGREEMENT


         The undersigned hereby agree that the attached Statement on Schedule 13D relating to the ordinary shares, NIS 1.0 par value per share of Magal Security Systems Ltd. is filed on behalf of each of them.

Date:    February 10, 2006




                                             /s/ Nathan Kirsh
                                             ----------------
                                             Mr. Nathan Kirsh


                                             The Eurona Fouandation

                                             /s/ Nathan Kirsh
                                             ----------------
                                             By: Nathan Kirsh
                                             Title: Trustee


                                             Mira Mag Inc.

                                             /s/ Nathan Kirsh
                                             ----------------
                                             By:  Nathan Kirsh
                                             Title: Director



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